EXHIBIT 21
SUBSIDIARIES OF THE COMPANY
As of February 28, 2007

Place of
Name	Organization
PepsiAmericas, Inc.	Delaware
Pepsi-Cola General Bottlers, Inc.	Delaware
Globe Transport, Inc.	Delaware
Sharepower, Inc.	Delaware
Genadco Advertising Agency, Inc.	Illinois
Iowa Vending, Inc.	Delaware
PepsiAmericas Vending, LLC	Delaware
Marquette Bottling Works, Inc.	Michigan
Northern Michigan Vending, Inc.	Michigan
Pepsi-Cola General Bottlers of Indiana, Inc.	Delaware
Pepsi-Cola General Bottlers of Iowa, Inc.	Iowa
Pepsi-Cola General Bottlers of Ohio, Inc.	Delaware
Pepsi-Cola General Bottlers IL, LLC	Delaware
GB International, Inc.	Delaware
Pepsi-Cola General Bottlers Poland Sp.z.o.o.	Poland
General Bottlers CR s.r.o.	The Czech Republic
Pepsi-Cola SR s.r.o.	Republic of Slovakia
General Bottlers of Hungary, Inc.	Delaware
Favarosi Asvanyviz es Uditoipari Reszvenytarsasag	Hungary
PepsiAmericas Kft	Hungary
GB Slovak LLC	Delaware
GB Czech LLC	Delaware
Pepsi-Cola General Bottlers, KY, LLC	Delaware
PepsiAmericas PR, LLC	Delaware
PAS International, Ltd.	Bermuda
PAS Snacks Ltd.	Bermuda
PAS Beverages Ltd.	Bermuda
PCGB (BVI) Ltd.	British Virgin Islands
Quadrant-Amroq Bottling Company Limited	British Virgin Islands
Quadrant-Amroq Bottling Company (Europe) Limited	Cyprus
Quadrant-Amroq Beverages, S.A.	Romania
Quadrant-Amroq Beverages Moldova S.A.	Moldova
Vitarom Impex s.r.l.	Romania
Pepsi-Cola General Bottlers, LLC	Delaware
Pepsi-Cola General Bottlers of Mansfield, Inc.	Ohio
Dove Vending, Inc.	Ohio
Pepsi-Cola Bottling Company of Ft. Lauderdale-Palm Beach, Inc.	Florida
DiLoreto & Sons, Inc.	Florida
Central K, Inc.	Florida
P-Americas, Inc.	Delaware
Caribbean Flavors, Ltd. f/k/a PepsiAmericas Caribbean, Inc.	Delaware
Caribbean Juices Limited	United Kingdom
Pepsi-Cola Jamaica Bottling Company Limited	Jamaica
Pepsi-Cola Puerto Rico Distributing, LLC	Delaware
Pepsi-Cola Puerto Rico Manufacturing, LLC	Delaware
P-A Barbados Bottling Company, LLC	Delaware
P-A Bottlers (Barbados) SRL	Barbados
Pepsi-Cola (Bahamas) Bottling Company Limited	Bahamas
Beverage Plastics, LLC	Delaware
DakBev, LLC	Delaware
Pepsi-Cola Trinidad Bottling Company Limited	Trinidad and Tobago
Delta Beverage Group, Inc.	Delaware

Name	Place of Organization
PepsiAmericas Commissary Services, Inc.	Delaware
Ardea Beverage Company	Delaware
Illinois Center Corporation	Delaware
Mid-America Improvement Corp.	Illinois
South Properties, Inc.	Illinois
Environ of Inverrary, Inc.	Florida
S & T of Mississippi, Inc.	Mississippi
IC Equities, Inc.	Delaware
Cove Development Corp.	Delaware
Whitman Insurance Co., Ltd.	Vermont
Whitman Leasing, Inc.	Delaware
Whitman Finance, Inc.	Delaware
Whitman Corporation	Delaware
PepsiAmericas Foundation	Illinois
P-Americas, LLC	Delaware